SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

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[X ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or Section
      240.14a-12

                           NORTHFIELD LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                           MANAGEMENT INSIGHTS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

FOR IMMEDIATE RELEASE

Contact:
Michael Eden
Management Insights, Inc.
14755 Preston Road   Suite 525
Dallas, TX 75240
(972) 755-2064
meden@managementinsights.com
----------------------------

Management Insights, Inc.  Releases Letter to Shareholders of Northfield Labs

Dallas/June 22, 2000/PRNewswire/ -- -- C. Robert Coates and Management Insights, Inc. (MII) today announced they have retained Beacon Hill Partners, Inc. as strategic advisor regarding opportunities to improve the shareholder value of Northfield Labs (NASDAQ: NFLD). Mr. Coates and MII are significant Northfield Labs shareholders.

"We believe Northfield's product, PolyHeme, is the best blood substitute candidate under development and is a testament to the quality of Northfield's research staff," said Mr. Coates. "However, successful public companies must also execute well in such disciplines as investor relations, public relations, and marketing. Northfield's management has consistently refused to communicate details of the company's successes and status to shareholders, the financial community, the medical community, and the press. This has resulted in the company being greatly undervalued relative to such competitors as Biopure Corporation and Alliance Pharmaceutical."

In addition, C. Robert Coates and MII announced that they have released the following letter for mailing to Northfield Labs' shareholders.

                                       ***
                              AN IMPORTANT MESSAGE
                 FOR FELLOW SHAREHOLDERS OF NORTHFIELD LABS INC.
               FROM C. ROBERT COATES AND MANAGEMENT INSIGHTS, INC.

JUNE 19, 2000

Dear Fellow Northfield Shareholder:

We own 640,800 shares of Northfield Labs, Inc. (approximately 4.5% of Northfield's outstanding shares) as of June 19, 2000. As one of Northfield's largest shareholders, we have concerns about our Management's commitment to maximizing shareholder value and about our declining stock price.

Our current Management has effectively adopted a "Wall of Silence" policy toward communicating with shareholders, the medical community, the press, and Wall Street. No press releases describing the status of Northfield's products or clinical trials have been released since May 4, 1999. Northfield's SEC Form 10Q and 10K reports all contain essentially the same vaguely worded boilerplate descriptions of the Company's status. Information from the Company's Investor Relations Department is bereft of detail.

We, the shareholders, have paid the price for this policy. We have spoken with several Wall Street analysts and institutions, and they have confirmed that this lack of communication has raised the perceived level of risk of the Company to investors. Over the past twelve months, the share prices of Northfield's primary competitors, Biopure Corporation and Alliance Pharmaceutical have risen significantly. Northfield shares, however, are trading at essentially the same price as a year ago.


                                PERFORMANCE COMPARISONS - BLOOD SUBSTITUTE COMPANIES


----------------------------------------------------------------------------------------------------------
                         June 18, 1999  June 19, 2000    % Change    Market Capitalization   Institutional
                                                                                             Ownership
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Alliance Pharmaceutical  $   2 7/16     $  10 3/4       341%         $  507.2M                     26%
----------------------------------------------------------------------------------------------------------
Biopure Corporation      $ 10 1/4 *     $  18 3/8         79%        $  458.1M                     29%
----------------------------------------------------------------------------------------------------------
Northfield Labs          $ 12           $  12 7/16         4%        $  177.1M                     10%
----------------------------------------------------------------------------------------------------------

                           * As of close of trading on IPO date 30 July 1999

According to published reports, our Product, PolyHeme, is a leading candidate in the search for a safe and effective blood substitute. It is the only blood substitute product under development that has been successfully used to rapidly replace essentially ALL of a human being's blood. In fact, up to twice the total adult blood volume has, effectively, been given without any appreciable ill effects. This achievement is unprecedented, and all competing substitutes have significant side effects that have not been encountered with PolyHeme. This remarkable product has the potential to save countless lives throughout the world in severe trauma and rapid hemorrhage situations, not to mention a variety of other potential applications. The benefits of a red blood cell substitute with a long shelf life, that is free of the risk of disease transmission or transfusion reaction and can be given without preceding lab tests, even in the field, cannot be overstated. Despite this, the Company is valued at much less than half that of Biopure Corporation or Alliance Pharmaceutical.

I believe this under-performance is attributable to the following:

     1)   Lack  of  communication   with  Wall  Street  industry   analysts  and
          institutions
     2)   Lack of communication with the shareholders and the press
     3)   Lack of publication in medical journals and other scientific media
     4) Lack of announced progress in contracting for a reliable source of outdated blood for use in the manufacturing process
     5)   Lack  of   announced   progress   in   recruiting   distribution   and
          manufacturing partners
     6)   Lack of commitment to marketing and PR awareness campaigns

I WOULD LIKE TO SEE NORTHFIELD LABS MANAGEMENT IMPROVE SHAREHOLDER VALUE BY ADDRESSING THESE DEFICIENCIES IMMEDIATELY. I AM NOT SUGGESTING THAT THE COMPANY SHOULD ENGAGE IN A POLICY OF HYPING THE STOCK; I DO, HOWEVER, EXPECT MANAGEMENT AND THE BOARD TO OPENLY AND REGULARLY COMMUNICATE WITH US TO FULFILL THEIR FIDUCIARY DUTY.

REMEMBER: THIS IS OUR COMPANY! WE HAVE THE RIGHT TO ASK THAT OUR LEADERSHIP ACTIVELY SEEK TO MAXIMIZE SHAREHOLDER VALUE!

I  will  be  actively  encouraging   Northfield   Management  to  adopt  a  more
shareholder-friendly approach and urge you to do the same. I would appreciate hearing your concerns as well.

Best regards,

C. Robert Coates
Chief Executive Officer
Management Insights, Inc.

                                       ***
About Management Insights, Inc.
-------------------------------
Management Insights, Inc. (MII) is a diversified management consulting, venture capital, and investment firm. Its customers include a number of Fortune 500 companies. Among its public investments are large equity stakes in Inprise Corporation (NASDAQ: INPR), Evolving Systems (NASDAQ: EVOL) and Northfield Labs (NASDAQ: NFLD). Through its ProxyCapital Partners, Inc. subsidiary, MII serves as fund manager for ProxyCapital LP, a value-oriented hedge fund.

                            MANAGEMENT INSIGHTS INC.
                          14755 PRESTON ROAD, SUITE 525
                                DALLAS, TX 75240
                                 (972) 755-2100
                        NORTHFIELD@MANAGEMENTINSIGHTS.COM


     We would like to hear from you. We would appreciate it if you would take a few minutes to fill out the information requested below.

     Thank you for your time and cooperation.
--------------------------------------------------------------------------------

SHAREHOLDER INFORMATION

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------------------------------         --------------------------
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